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                                                                 EXHIBIT (A)(5)


            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER. -- Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.

     FOR THIS TYPE OF ACCOUNT:                             GIVE THE SOCIAL SECURITY NUMBER OF:

1.   An individual's account                               The individual

2.   Two or more individuals (joint account)               The actual owner of the account or, if combined
                                                           funds, the first individual on the account(1)

3.   Husband and wife (joint account)                      The actual owner of the account or, if joint funds,
                                                           either person(1)

4.   Custodian account of a minor                          The minor(2)
     (Uniform Gift to Minors Act)

5.   Adult and minor (joint account)                       The adult or, if the minor is the only contributor,
                                                           the minor(1)

6.   Account in the name of guardian or committee          The ward, minor, or incompetent person(3)
     for a designated ward, minor, or incompetent
     person

7.   a.  The usual revocable savings trust account         The grantor- trustee(1)
     (grantor is also trustee)

     b.  So-called trust account that is not               The actual owner(1)
     a legal or valid trust under State law

8.   Sole proprietorship account                           The owner(4)

     FOR THIS TYPE OF ACCOUNT:                             GIVE THE EMPLOYER IDENTIFICATION NUMBER OF:

9.   A valid trust, estate, or pension trust               The legal entity (Do not furnish the identifying
                                                           number of the personal representative or trustee
                                                           unless the legal entity itself is not designated in
                                                           the account title.)(5)

10.  Corporate account                                     The corporation

11.  Religious, charitable, or educational                 The organization
     organization account

12.  Partnership account held in the name                  The partnership
     of the business

13.  Association, club or other tax-exempt                 The organization
     organization


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
14.  A broker or registered nominee                        The broker or nominee

15.  Account with the Department of Agriculture in the     The public entity
     name of a public entity (such as a state or local
     government, school district, or prison) that
     receives agricultural program payments

(1)      List first and circle the name of the person whose number you furnish.

(2)      Circle the minor's name and furnish minor's social security number.

(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.

(4)      Show the name of the owner.

(5) List first and circle the name of the legal trust, estate or pension trust.

Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

OBTAINING A NUMBER

If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number. (Section references are to the Internal Revenue Code).

PAYEES EXEMPT FROM BACKUP WITHHOLDING

         Payees specifically exempted from backup withholding on ALL payments include the following:

         A corporation.
         A financial institution.
         Anorganization exempt from tax under section 501(a), an individual retirement plan or a custodial account under Section 403(b)(7).
         The United States or any agency or instrumentality thereof.
         A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.
         A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.
         An international organization or any agency or instrumentality thereof.
         A registered dealer in securities or commodities registered in the
           U.S. or a possession of the U.S.
         A real estate investment trust.
         A common trust fund operated by a bank under section 584(a).
         An exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1).
         An entity registered at all times under the Investment Company Act of 1940.
         A foreign central bank of issue.

PAYMENTS NOT GENERALLY SUBJECT TO BACKUP WITHHOLDING

         Payment of dividends and patronage dividends not generally subject to backup withholding include the following:

         Payments to nonresident aliens subject to withholding under section
           1441.
         Payments to partnerships not engaged in a trade or business in the
           U.S. and which have at least one nonresident partner.
         Payments of patronage dividends where the amount renewed is not paid in money.
         Payments made by certain foreign organizations.
         Payments made to a nominee.


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PAYMENTS OF INTEREST NOT GENERALLY SUBJECT TO BACKUP WITHHOLDING INCLUDE THE
FOLLOWING:

         Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payor's trade or business and you have not provided your correct taxpayer identification number to the payor.
         Payments of tax-exempt interest (including exempt-interest dividends under section 852).
         Payments described in section 6049(b)(5) to non-resident aliens. Payments on tax-free covenant bonds under section 1451.
         Payments made by certain foreign organizations.
         Payments made to a nominee.

EXEMPT PAYEE DESCRIBED ABOVE SHOULD FILE FORM W-9 TO AVOID POSSIBLE ERRONEOUS BACKUP WITHHOLDING. FILE THIS FORM WITH THE PAYOR, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYOR. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

Certain payments, other than interest, dividends and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 604lA(a), 6045 and 6050A.

PRIVACY ACT NOTICE -- Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payors who must report the payments to IRS. IRS uses the numbers for identification purposes. Payors must be given the numbers whether or not recipients are required to file tax returns. Payors must generally withhold 30% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payor. Certain penalties may also apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER. -- If you fail to furnish your taxpayer identification number to a payor, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDER. -- If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION. -- Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.


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